Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Pre-Effective Amendment Number 8 to the Registration Statement on Form S-1 of Bank of Florida Corporation (the “Company”) of our reports appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PORTER KEADLE MOORE, LLP

April 7, 2010

Atlanta, Georgia